EXHIBIT 99.1

W. R. GRACE & CO. AND SUBSIDIARIES
UPDATED PRO FORMA
FINANCIAL INFORMATION
As of December 31, 2012

Issued February 27, 2013

The following pro forma financial information (the “Financial Information”) of W. R. Grace & Co. and its Subsidiaries (“Grace”) has been prepared as an update to previous pro forma financial information prepared for the sole purpose of evaluating the feasibility of the proposed Joint Plan of Reorganization (as such plan may be amended or modified, the “Joint Plan”) under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) of W. R. Grace & Co., certain of its Subsidiaries, the Official Committee of Asbestos Personal Injury Claimants, the Personal Injury Future Claimants' Representative, and the Official Committee of Equity Security Holders. The Financial Information was prepared using the consolidated financial statements of Grace, which include certain domestic and international subsidiaries and affiliates that are not debtors in the bankruptcy. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Joint Plan.

WHILE GRACE BELIEVES THAT THE ASSUMPTIONS UNDERLYING THE PRO FORMA FINANCIAL INFORMATION, WHEN CONSIDERED ON AN OVERALL BASIS, ARE REASONABLE IN LIGHT OF CURRENT CIRCUMSTANCES AND EXPECTATIONS, NO ASSURANCE IS GIVEN THAT ANY OF THE ASSUMPTIONS WILL BE ACCURATE. THIS FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A GUARANTEE OR WARRANTY BY GRACE, ITS ADVISORS, OR ANY OTHER PERSON, AS TO THE ACHIEVABILITY OF THE ASSUMPTIONS INCLUDED IN THE FINANCIAL INFORMATION. GRACE ASSUMES NO OBLIGATION OR UNDERTAKING TO UPDATE THE FINANCIAL INFORMATION TO REFLECT EVENTS OR CIRCUMSTANCES OCCURRING AFTER THE DATE OF THE FINANCIAL INFORMATION.

The Financial Information may contain forward-looking statements; that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues” or similar expressions. Forward-looking statements include, without limitation, all statements regarding: Grace's Chapter 11 case; expected financial positions; results of operations; cash flows; financing plans; business strategy; budgets; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives; plans and objectives; and markets for securities. For these statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual events to materially differ from those contained in the forward-looking statements include, without limitation: developments affecting Grace's bankruptcy, proposed plan of reorganization and settlements with certain creditors, the cost and availability of raw materials (including rare earth) and energy, developments affecting Grace's underfunded and unfunded pension obligations, risks related to foreign operations, especially in emerging regions, acquisitions and divestitures of assets and gains and losses from dispositions or impairments, the effectiveness of its research and development and growth investments, its legal and environmental proceedings, costs of compliance with environmental regulation and those factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as an indication of future performance.

Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the date thereof. Grace undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this document, or to update them to reflect events or circumstances occurring after the date of this document.

The Financial Information was prepared by Grace using guidelines promulgated by the SEC; however, the Financial Information is prepared in a format that may not be comparable to information in our financial statements included in our filings with the SEC. As a result, investors in Grace common stock should not rely upon the Financial Information. The Financial Information has not been audited or reviewed by registered independent accountants.

I.    FINANCIAL INFORMATION PRESENTED

The Financial Information includes:

•	Pro forma consolidated balance sheet of Grace as of December 31, 2012, reflecting the accounting effects of the Joint Plan as if it became effective on that date.

•	Pro forma consolidated statement of operations of Grace for the year ended December 31, 2012, reflecting the accounting effects of the Joint Plan as if it became effective on December 31, 2011.

The Financial Information has been prepared in conformity with United States Generally Accepted Accounting Principles consistent with the accounting policies currently used by Grace in the preparation of its consolidated financial statements. A detailed explanation of Grace's accounting policies is provided in Grace's 2012 Form 10-K. The Joint Plan will be accounted for in accordance with FASB Accounting Standards Codification 852, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (“ASC 852”).

The Financial Information should be read in conjunction with the significant assumptions, qualifications and notes set forth herein and with the audited consolidated financial statements for the year ended December 31, 2012 contained in Grace's 2012 Form 10-K. The historical financial information included herein was derived from such document. Grace's 2012 Form 10-K is available at www.grace.com or from the SEC's EDGAR system at www.sec.gov.

II.    THE JOINT PLAN OF REORGANIZATION

A.    GENERAL TERMS AND ASSUMPTIONS

The Joint Plan is a “hypothetical assumption” until it becomes effective. The Joint Plan may change significantly as proceedings under Grace's Chapter 11 cases continue.

The Financial Information assumes that Grace emerged from bankruptcy on December 31, 2012 for the pro forma balance sheet and December 31, 2011 for the pro forma statement of operations with an effective plan of reorganization that includes the following major terms that are included in the Joint Plan:

Asbestos-Related Claims:

•
Asbestos personal injury claims (“Asbestos PI Claims”) and asbestos property damage claims (“Asbestos PD Claims”) will be resolved through the creation of two separate trusts (the “Asbestos PI Trust” and the “Asbestos PD Trust”), both established pursuant to section 524(g) of the Bankruptcy Code (“Section 524(g)”).

The Grace contribution to the Asbestos PI Trust includes:

•
Cash of approximately $471 million (which includes approximately $35 million of interest from January 1, 2009 to December 31, 2012 on $250 million of such amount under the terms of the asbestos personal injury settlement announced in April 2008).

•
A warrant to acquire 10 million shares of Grace common stock at an exercise price of $17 per share expiring one year from the Effective Date of the Joint Plan. Pursuant to an October 25, 2012 agreement with the PI Committee, the PI FCR and the Equity Committee, Grace will repurchase the warrant for a price equal to the average of the daily closing prices of Grace common stock during the period commencing one day after the effective date of the Joint Plan and ending on the day prior to the date the Asbestos PI Trust elects to sell the warrant back to Grace, multiplied by 10 million (the number of shares issuable under the warrant), less $170 million (the aggregate exercise price of the warrant), provided that if the average of the daily closing prices is less than $54.50 per share, then the repurchase price would be $375 million, and if the average of the daily closing prices exceeds $66.00 per share, then the repurchase price would be $490 million. The agreement is terminable by the Asbestos PI Trust in the event a tender offer, or other proposed transaction that would result in a change in control of the Company, is announced during the one year period after the effective date of the Joint Plan. In such event, the warrant would be settled in stock.

•	Deferred payments (“PI Deferred Payments”) of $110 million per year for five years beginning January 2, 2019 and of $100 million per year for ten years beginning January 2, 2024.

•	Rights to proceeds from Grace's asbestos-related insurance coverage.

The Grace contribution to the Asbestos PD Trust includes:

•	With respect to Asbestos PD Claims, excluding U.S. and Canadian ZAI PD Claims, a deferred payment obligation to fund Allowed Claims resolved after the Effective Date and Asbestos PD Trust Expenses.

•
With respect to U.S. ZAI PD Claims, a deferred payment obligation of $30 million payable on the third anniversary of the Effective Date (the “ZAI Deferred Payment”) and up to ten contingent payments of $8 million per year during the 20-year period beginning on the fifth anniversary of the Effective Date. These contingent payments will be made only in the event certain conditions are met, including that the assets available in the Asbestos PD Trust to pay these claims fall below $10 million in value.

•	With respect to Canadian ZAI PD Claims, a payment of approximately C$8.6 million to the Canadian ZAI PD Claim Fund.

•
Cryovac will contribute directly to the Asbestos PI Trust and the Asbestos PD Trust a total of (i) cash of $512.5 million plus accrued interest of 5.5% compounded annually from December 21, 2002, and (ii) 18 million shares of Sealed Air Corporation common stock.

•	Fresenius will contribute directly to the Asbestos PI Trust and Asbestos PD Trust a total of $115 million.

Other Claims and Emergence Costs:

•
Grace will pay approximately $1,222 million (estimated as of December 31, 2012) including accrued interest to satisfy other claims payable at the Effective Date. This includes prepetition bank debt, drawn letters of credit, environmental settlements, income tax settlements, amounts due to vendors and other non-asbestos claims, plus accrued interest for certain of these items. In addition, emergence costs in the amount of approximately $16 million are assumed to be paid at the Effective Date. This amount is intended to cover one-time expenses associated with emergence.

Ongoing Liabilities:

•
Grace will satisfy all other liabilities subject to compromise as they become due and payable after emergence. Such liabilities are estimated at approximately $357 million as of December 31, 2012 and include amounts for postretirement benefits, income tax contingencies, and environmental contingencies.

The Financial Information assumes payments to claimants as set forth in the Joint Plan. It assumes no payments for contingencies not contemplated by the Joint Plan, including but not limited to default interest on Grace's pre-petition bank debt claims (as asserted by the general unsecured creditors that hold pre-petition bank debt and estimated by them to be approximately $185 million of additional interest and growing as of December 31, 2012). The Bankruptcy Court and the District Court have overruled this assertion and the pre-petition bank debt holders have appealed these rulings to the appellate court. If any of such contingencies become probable and estimable, Grace would expect to record a liability at that time.

B.   EXIT FINANCING

The actual amount of new financing that Grace will need to fund the Joint Plan, as well as the structure and cost of the financing, will generally depend on the timing of its emergence from bankruptcy and the amount of its available cash resources, including net cash from operating and investing activities prior to emergence, the final resolution costs for outstanding claims and contingent liabilities, and lending market conditions at the time of emergence.

The Financial Information assumes that Grace emerged from bankruptcy on December 31, 2012 with a new $495 million credit facility to fund allowed claims payable on the Effective Date and to provide working capital and letters of credit for post-emergence operations. Of such amount, $295 million is assumed borrowed on the Effective Date, with $200 million of revolver capacity undrawn and available for future needs. Origination fees and other costs of the exit financing, including any original issue discount (OID), are assumed to be approximately $10 million. The Financial Information assumes an interest rate of approximately 3.5% on borrowings under the new credit facility.

If emergence from bankruptcy is assumed to be December 31, 2013, Grace would not expect to need any exit financing to fund the Joint Plan.

III.  PRO FORMA FINANCIAL INFORMATION

A.   PRO FORMA BALANCE SHEET — The pro forma balance sheet as of December 31, 2012 reflects the accounting effects of the Joint Plan as if it became effective on that date, excluding certain tax impacts. The income tax effects of the pro forma adjustments have been computed at a 37.07% U.S. federal and state income tax rate.

Following is a description of the pro forma adjustments:

1.   Adjustment to Liability and Additional Expense — Reflects a reduction of approximately $42 million in the present value of the Deferred Payments and the amount of accrued interest on certain claims, assuming Grace emerged from bankruptcy on December 31, 2012, rather than December 31, 2013, as assumed in Grace's reported financial statements. See Note 3 to Grace's 2012 Form 10-K for a detailed discussion of this liability. Also reflects approximately $16 million of emergence costs, which are assumed fully deductible for tax purposes.

The actual gain or loss recognized at emergence will vary from the estimated amount as of December 31, 2012. The amount of gain or loss will be dependent on the final terms of the Joint Plan and the actual valuation of the Deferred Payments and the warrant among other factors. The valuation of the Deferred Payments and the warrant change with changes in interest rates, the passage of time, changes in the value of Grace's common stock and changes in other factors used in valuing these instruments.

2.   Borrowings Under New Credit Agreements — Reflects $295 million of debt issued, assuming emergence from bankruptcy on December 31, 2012. Cash proceeds are assumed to be approximately $285 million after deduction of approximately $10 million for origination fees and other costs of the exit financing, including any OID. If emergence from bankruptcy is assumed to be December 31, 2013, Grace would not expect to need any exit financing to fund the Joint Plan.

3.   Consideration to the Asbestos Trusts — Reflects the transfer by Grace to the Asbestos PI Trust and the Asbestos PD Trust of (i) cash of approximately $480 million, (ii) the PI Deferred Payments, (iii) the PD Deferred Payment, (iv) the warrant, and (v) rights to proceeds from Grace's asbestos-related insurance coverage. See Note 2 to Grace's 2012 Form 10-K for a detailed discussion of this consideration.

The PI Deferred Payments and the ZAI Deferred Payment are valued using annually compounded discount rates of approximately 9.6% and 3.5%, respectively, and have an aggregate estimated net present value of approximately $542 million as of December 31, 2012. Each of these values has been estimated in the Financial Information using a discounted cash flow model. The actual valuation of the Deferred Payments will be determined at emergence. Factors that will impact the valuation include the actual discount rates used to value the Deferred Payments and the passage of time from the date of the Financial Information to the actual date of emergence. A decrease of 1 percentage point in the discount rate used to value the PI Deferred Payments would increase their value by approximately $56 million and decrease the amount of non-cash interest accretion post emergence. An increase of 1 percentage point in the discount rate used to value the PI Deferred Payments would decrease their value by approximately $49 million and increase the amount of non-cash interest accretion post-emergence. A delay of 1 month in our emergence would increase the present value of the PI Deferred Payments by approximately $4 million.

Grace expects to recognize income tax deductions on the Deferred Payments when cash payments are made.

Grace assumes that payments of the U.S. ZAI contingent payments are not probable, and no such payments are included in this Financial Information.

The warrant is assumed to be valued at approximately $490 million, the maximum value under the cash settlement agreement, based primarily on Grace's common stock closing price of $67.23 as of December 31, 2012. Under current U.S. federal income tax law, the cash paid for the warrant would be deductible for tax purposes when settled.

The transfer of rights to insurance proceeds has no net accounting or tax effect as insurance income would be offset by deductions generated from the transfer to the Asbestos PI Trust.

4.   Payment of Remaining Pre-Petition Liabilities — Reflects the payment of prepetition bank debt, drawn letters of credit, environmental settlements, income tax settlements, amounts due to vendors and other non-asbestos claims, accrued interest for certain of these items, and other emergence costs on the Effective Date. The related deferred income tax assets are reclassified from temporary differences to NOL carryforward.

5.   NOLs and Future Tax Deductions — The Financial Information assumes that Grace will receive U.S. federal and state income tax deductions attributable to its payment of certain bankruptcy claims. After the pro forma adjustments to the December 31, 2012 balance sheet, U.S. federal and state NOL carryforwards are assumed to increase to approximately $967 million (tax effected at approximately $358 million). In addition, under current U.S. federal and state income tax law, there will be future deductions of $1,580 million attributable to the PI Deferred Payments and the ZAI Deferred Payment when such deferred payments are made and $490 million attributable to the warrant when settled.

These future payments may create additional NOL carryforwards in the years paid. It is assumed that use of these U.S. federal tax benefits will be unrestricted and that a valuation allowance will not be established. U.S. state tax benefits associated with these future payments may have some restrictions and a partial valuation allowance has been recorded based on projected restrictions. The realization of the tax benefits depends on the amount and timing of future U.S. taxable income and the avoidance of limitation events that would apply in the event that Grace undergoes an “ownership change” (as defined by the Internal Revenue Code).

The Financial Information does not include any adjustments for tax planning strategies related to the timing of our emergence that were implemented in 2012 or that may be implemented in the future.

6.   Reclassification of Liabilities Subject to Compromise — Certain items that are currently classified as Liabilities Subject to Compromise will not be paid at emergence and will be reclassified to the appropriate liability accounts at emergence. This includes income tax contingencies, postretirement benefits, and environmental contingencies that will be paid as they come due after emergence.

B.   PRO FORMA STATEMENT OF OPERATIONS — The pro forma statement of operations reflects the accounting effects of the Joint Plan as if it became effective on December 31, 2011.

The pro forma income adjustments consist of:

1.   Reduction of selling, general and administrative expenses to reflect lower legal and other non-continuing costs related to the Chapter 11 cases.

2.   Elimination of interest expense for the pre-petition debt and the addition of interest expense for the exit financing. The Financial Information assumes an interest rate of approximately 3.5% on borrowings under the new credit facility.

3.   Non-cash interest expense on the PI and ZAI Deferred Payments, assuming a blended rate of approximately 9.3% for the accretion of interest on these liabilities.

4.   Reduction in Chapter 11 expenses (net of interest income) reflecting the conclusion of the Chapter 11 cases. Chapter 11, legal, and other related expenses incurred in the year after emergence are assumed to be approximately $16 million, related to the continuation of claims allowance proceedings and other unresolved and administrative matters.

5.   Reclassification of interest income on the Filing Entities' accumulated cash balances from Chapter 11 expenses to other income to reflect the accounting classification expected to be used after emergence. Also reflects the elimination of the net currency loss on the intercompany loan and associated hedge contracts that are assumed to be paid off at emergence.

6.   Elimination of provision for asbestos-related contingencies. If the Joint Plan became effective on December 31, 2011, any adjustment to asbestos-related contingencies would have occurred in the 2011 statement of operations.

7.   The pro forma adjustments are generally tax effected at a 37.07% effective tax rate. Certain Chapter 11 expenses are not deductible.

W. R. Grace & Co. and Subsidiaries
Proforma Consolidated Balance Sheet

		Proforma Adjustments
(In millions, except par value and shares)	December 31, 2012 Reported	Adjustment to Liability and Additional Expense	Borrowings Under New Credit Agreements	Consideration to the Asbestos Trusts	Payment of Remaining Pre-Petition Liabilities	Reclassifications at Emergence	December 31, 2012 Proforma
ASSETS
Current Assets
Cash and cash equivalents	$1,336.9	$—	$285.1	$(479.9)	$(1,237.8)	$197.6	$101.9
Restricted cash and cash equivalents	197.6	—	—	—	—	(197.6)	—
Trade accounts receivable (including $15.6 from unconsolidated affiliate), less allowance of $5.2	490.4	—	—	—	—	—	490.4
Inventories	278.6	—	—	—	—	—	278.6
Deferred income taxes	58.3	—	—	—	—	—	58.3
Other current assets	78.4	—	—	—	—	—	78.4
Total Current Assets	2,440.2	—	285.1	(479.9)	(1,237.8)	—	1,007.6
Properties and equipment, net of accumulated depreciation and amortization of $1,785.1	770.5	—	—	—	—	—	770.5
Goodwill	196.7	—	—	—	—	—	196.7
Patents, licenses and other intangible assets, net	82.7	—	—	—	—	—	82.7
Deferred income taxes:
Net operating loss carryforward	—	—	—	177.9	180.4	—	358.3
Temporary differences	956.3	(9.6)		(177.9)	(176.0)	—	592.8
Asbestos-related insurance	500.0	—	—	(500.0)	—	—	—
Overfunded defined benefit pension plans	33.8	—	—	—	—	—	33.8
Investment in unconsolidated affiliate	85.5	—	—	—	—	—	85.5
Other assets	24.5	—	9.9	—	—	—	34.4
Total Assets	$5,090.2	$(9.6)	$295.0	$(979.9)	$(1,233.4)	$—	$3,162.3
LIABILITIES AND EQUITY
Liabilities Not Subject to Compromise
Current Liabilities
Debt payable within one year (including $3.6 due to unconsolidated affiliate)	$87.0	$—	$3.0	$—	$—	$—	$90.0
Accounts payable (including $2.6 due to unconsolidated affiliate)	252.0	—	—	—	—	—	252.0
PI warrant liability	—	—	—	490.0	—	—	490.0
Other current liabilities	307.3	—	—	—	(11.4)	12.9	308.8
Total Current Liabilities	646.3	—	3.0	490.0	(11.4)	12.9	1,140.8
Debt payable after one year (including $22.4 due to unconsolidated affiliate)	35.8	—	292.0	—	—	—	327.8
Deferred payment obligations	—	—	—	542.1	—	—	542.1
Deferred income taxes	27.1	—	—	—	—	—	27.1
Income tax contingencies	—	—	—	—	—	84.6	84.6
Underfunded defined benefit pension plans	179.7	—	—	—	—	—	179.7
Unfunded pay-as-you-go defined benefit pension plans	220.9	—	—	—	—	102.9	323.8
Other liabilities	45.0	—	—	—	—	156.7	201.7
Total Liabilities Not Subject to Compromise	1,154.8	—	295.0	1,032.1	(11.4)	357.1	2,827.6
Liabilities Subject to Compromise
Debt plus accrued interest	973.3	—	—	—	(973.3)	—	—
Income tax contingencies	87.6	—	—	—	(3.0)	(84.6)	—
Asbestos-related contingencies	2,065.0	(41.5)	—	(2,012.0)	—	(11.5)	—
Environmental contingencies	140.5	—	—	—	(85.5)	(55.0)	—
Postretirement benefits	188.1	—	—	—	(25.6)	(162.5)	—
Other liabilities and accrued interest	162.6	—	—	—	(119.1)	(43.5)	—
Other emergence costs	—	15.5		—	(15.5)	—	—
Total Liabilities Subject to Compromise	3,617.1	(26.0)	—	(2,012.0)	(1,222.0)	(357.1)	—
Total Liabilities	4,771.9	(26.0)	295.0	(979.9)	(1,233.4)	—	2,827.6
Equity
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 75,565,409	0.8	—	—	—	—	—	0.8
Paid-in capital	536.5	—	—	—	—	—	536.5
Retained earnings	395.2	16.4	—	—	—	—	411.6
Treasury stock, at cost: shares: 1,414,351 (2011—3,093,710)	(16.8)	—	—	—	—	—	(16.8)
Accumulated other comprehensive loss	(607.3)	—	—	—	—	—	(607.3)
Total W. R. Grace & Co. Shareholders' Equity	308.4	16.4	—	—	—	—	324.8
Noncontrolling interests	9.9	—	—	—	—	—	9.9
Total Equity	318.3	16.4	—	—	—	—	334.7
Total Liabilities and Equity	$5,090.2	$(9.6)	$295.0	$(979.9)	$(1,233.4)	$—	$3,162.3

W. R. Grace & Co. and Subsidiaries
Proforma Consolidated Statement of Operations

		Proforma Year Ended December 31, 2012
(In millions, except per share amounts)	Note	As Reported	Proforma Adjustments	Proforma
Net sales		$3,155.5	$—	$3,155.5
Cost of goods sold		1,989.2	—	1,989.2
Gross profit		1,166.3	—	1,166.3
Selling, general and administrative expenses	1	537.5	(0.6)	536.9
Restructuring expenses and related asset impairments		6.9	—	6.9
Research and development expenses		64.5	—	64.5
Defined benefit pension expense		71.2	—	71.2
Interest expense and related financing costs	2	46.5	(28.1)	18.4
Interest accrued on deferred payments	3	—	50.4	50.4
Provision for environmental remediation		3.6	—	3.6
Chapter 11 expenses, net of interest income**	4, 5	16.6	(1.1)	15.5
Libby medical program settlement		19.6	—	19.6
Provision for asbestos-related contingencies	6	365.0	(365.0)	—
Equity in earnings of unconsolidated affiliate		(18.5)	—	(18.5)
Other expense, net	5	(4.4)	1.1	(3.3)
Total costs and expenses		1,108.5	(343.3)	765.2
Income before income taxes		57.8	343.3	401.1
Benefit from (provision for) income taxes	7	37.3	(134.1)	(96.8)
Net income		95.1	209.2	304.3
Less: Net income attributable to noncontrolling interests		(1.0)	—	(1.0)
Net income attributable to W. R. Grace & Co. shareholders		$94.1	$209.2	$303.3

Basic earnings per share:
Net income attributable to W. R. Grace & Co. shareholders		$1.26	$—	$4.05
Weighted average number of basic shares		74.9		74.9
Diluted earnings per share:
Net income attributable to W. R. Grace & Co. shareholders		$1.23	$—	$3.98
Weighted average number of diluted shares		76.3		76.3
_______________________________________________________________________________

**	$15.5 million represents estimated reorganization expenses that are assumed to be incurred post-emergence, and does not include any offset for interest income on filing entity cash balances.